SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 1999

                      CHRONICLE COMMUNICATIONS, INC.
         (Exact name of registrant as specified in its charter)

Georgia                               333-34283              58-2235301
(State or other jurisdiction        (Commission          (IRS Employer
of incorporation)                    File Number)    Identification No.)

2601 Second Avenue, Tampa, Florida                               33605
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (813) 248-0100



Item 5.  Other Events.

Effective March 19, 1999, and April 21, 1999 respectively, the Registrant has exercised its rights under the letter of intent with Seminole Scrap Corporation and the Stock Exchange Agreement with Florida Machine and Welding, Inc. to terminate each of the subject transactions. The Registrant terminated both of the transactions when the registrant's due diligence investigations uncovered material misrepresentations on the part of Seminole Scrap Corporation and Florida Machine and Welding, Inc., two separate entities.

Chronicle Communications, Inc.

By:    John V. Whitman Jr., Chief Executive Officer
    /s/John V. Whitman Jr.